IRONWOOD MULTI-STRATEGY FUND LLC

LETTER WITHDRAWING PREVIOUSLY REQUESTED EXCHANGE OF UNITS

REGARDING UNITS OF IRONWOOD MULTI-STRATEGY FUND LLC PREVIOUSLY TENDERED
IN EXCHANGE FOR UNITS OF IRONWOOD INSTITUTIONAL MULTI-STRATEGY FUND PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 27, 2018

THIS LETTER WITHDRAWING THE PREVIOUSLY REQUESTED EXCHANGE OF UNITS MUST BE RECEIVED BY THE BANK OF NEW YORK MELLON
BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON JUNE 27, 2018.
P.O. Box Address: Ironwood Multi-Strategy Fund LLC c/o BNY Mellon TA Alternative Investment Funds P.O. Box 9687 Providence, RI 02940-9973	Overnight Address: Ironwood Multi-Strategy Fund LLC c/o BNY Mellon TA Alternative Investment Funds 4400 Computer Drive Westborough, MA 01581

Phone Number:  (888) 999-2678
E-mail Address:  Ironwoodtenders@bnymellon.com

THIS LETTER DOES NOT APPLY TO TENDERS FOR CASH. ONLY TENDERS IN EXCHANGE FOR
MASTER FUND UNITS MAY BE WITHDRAWN BY THIS LETTER.

To Whom It May Concern:
The undersigned, on behalf of himself, herself or an entity for which the undersigned is an authorized signatory (collectively, the “Member”) hereby WITHDRAWS IN FULL the previously submitted tender made to Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”) of units of limited liability company interest of the Feeder Fund (“Units”) held by the Selling Member (such tendered Units, the “Tendered Units”).  That tender had requested that the Tendered Units be exchanged for limited liability company units of Ironwood Institutional Multi-Strategy Fund, LLC (the “Master Fund”) held by the Feeder Fund on the terms and conditions set out in the Offer to Purchase, dated February 27, 2018 (the “Offer”).
The Member hereby:
1.	represents and warrants that the Member has full authority to withdraw the foregoing tender;
2.
acknowledges and agrees that by withdrawing the foregoing tender the Member will remain a Member of the Feeder Fund and subject to the terms, risks and conditions of the Feeder Fund for a potentially indefinite period and, in any event, at least until the next tender or exchange offer to be made by the Feeder Fund (any such future offer to be subject to the particular conditions of that offer).

3.
acknowledges and agrees that the information previously supplied to the Feeder Fund by the Member on its subscription application, as updated in writing by notice to the Fund Administrator, if applicable, remains true and correct as of the date hereof, including the Member’s contact information, dividend reinvestment election, election with respect to electronic receipt of certain documents, and eligibility to make and hold the investment.

Withdrawal of Previously Requested Exchange of Units Page 1 of 3

Signature	Name (and Title, if applicable)	Date

Signature	Name (and Title, if applicable)	Date

Signature	Name (and Title, if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING THIS REQUEST.

IF YOU DO NOT RECEIVE WRITTEN CONFIRMATION FROM THE BANK OF NEW YORK MELLON, THEN YOUR WITHDRAWAL OF THE EXCHANGE WAS NOT TIMELY RECEIVED OR OTHERWISE NOT ACCEPTABLE.

INFORMATION SHEET TO YOUR LETTER WITHDRAWING PREVIOUSLY REQUESTED EXCHANGE OF UNITS

Repurchase (Exchange) Date: June 30, 2018
Deadline for Withdrawal of the Exchange: 11:59 p.m. EDT, June 27, 2018
THIS INFORMATION SHEET MUST BE COMPLETED FOR THIS REQUEST TO BE IN
GOOD ORDER FOR PROCESSING
NAME AND ADDRESS OF SELLING MEMBER
Account Name:
Account Number:
Account Tax ID:
Address:
City, State, Zip:
Telephone Number:
E-mail Address:
Advisor Firm Name:
Advisor Rep Name:
Advisor Telephone Number:
Advisor E-mail A:
Broker Account Number:

Withdrawal of Previously Requested Exchange of Units Page 2 of 3

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, PSP, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PLEASE E-MAIL OR MAIL COMPLETED AND EXECUTED LETTER WITHDRAWING YOUR
PREVIOUSLY REQUESTED EXCHANGE OF UNITS TO THE BANK OF NEW YORK MELLON
AT THE FOLLOWING ADDRESS:
P.O. Box Address: Ironwood Multi-Strategy Fund LLC c/o BNY Mellon TA Alternative Investment Funds P.O. Box 9687 Providence, RI 02940-9973	Overnight Address: Ironwood Institutional Multi-Strategy Fund LLC c/o BNY Mellon TA Alternative Investment Funds 4400 Computer Drive Westborough, MA 01581

Phone Number:  (888) 999-2678
E-mail Address:  Ironwoodtenders@bnymellon.com

Withdrawal of Previously Requested Exchange of Units Page 3 of 3